                        ASSET SALE AND PURCHASE AGREEMENT


     THIS ASSET SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this ______ day of December, 1995,


     BY AND AMONG             NEW YORK BAGEL ENTERPRISES, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "BUYER"

     AND                      CENTRAL & RIDGE YOGURT, INC.,
                              a Kansas corporation,
                              hereinafter referred to as

                                   "SELLER"

     AND                      PAUL R. HOOVER,
                              an individual,
                              hereinafter referred to as

                                   "GUARANTOR"

     W I T N E S S E T H:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. PURPOSE. The purpose of this Agreement is to set forth the terms of a sale and purchase of all of the assets and certain defined liabilities of Seller relating to the conduct by Seller of its restaurant known as "New York Bagel Shop & Delicatessen" and currently operated by Seller at 310 North Rock Road, Wichita, Kansas (the "Premises"). Mr. Hoover is a stockholder of Seller.

     2. ASSETS. Seller acknowledges and agrees that it owns certain personal property comprising the restaurant known as "New York Bagel Shop & Delicatessen" located at the Premises. Subject to the terms and conditions set forth herein, Seller agrees to sell, and Buyer agrees to purchase, the following assets:

          All machinery, equipment, furniture, fixtures, office equipment, office supplies, customer lists, mailing lists, plans, specifications, drawings, designs, know-how, marketing and production information, cash on hand in the amount of Four Hundred Dollars ($400.00), accounts, accounts

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          receivable, loan receivable, employee loans, agreements, contracts, leases, tools, the License Agreement by and among New York Bagel Shop & Delicatessen, Inc., a Kansas corporation, Buyer and Seller, licenses, approvals, authorizations, consents, orders, permits, prepaid expenses (including insurance and rents), deferred charges, deposits, leasehold improvements, computer equipment, telephone numbers, the exclusive right of Buyer to represent itself as carrying on the business of Seller in continuation thereof, all books and records, and other personal property and intangible assets of Seller or used in the conduct of the business of Seller but held nominally by a third party all or a part of which are described in Exhibit "A" attached hereto and made a part hereof.

All of the above described assets including those described in greater detail in Exhibit "A" are hereinafter referred to as the "Assets." Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, license, lease, agreement, commitment, sales order, purchase or any claim or right of any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of Seller or Buyer thereunder. Seller shall obtain the consent of the other party to any of the foregoing to the assignment thereof to Buyer in all cases in which such consent is required for assignment or transfer.

     3. EXCLUDED ASSETS. Notwithstanding anything contained in Paragraph 2 herein or elsewhere in this Agreement to the contrary, the property listed in Exhibit "B" hereto is excluded from the Assets being purchased by Buyer from Seller (the "Excluded Assets").

     4. CONSIDERATION. The consideration which Seller agrees to accept, and Buyer agrees to pay, for the Assets consists of the difference between the aggregate value of the Assets as valued and set forth in Exhibit "A" hereto less the Assumed Liabilities as valued and set forth in Exhibit "C" hereto (i.e.:
Assets - Assumed Liabilities = Purchase Price). Prior to the Closing Buyer shall have the right to cause its accountants and representatives to conduct a review of the Assets and the Assumed Liabilities and to value the same for purposes of this Agreement. Seller, if it so elects, shall have the right to have its accountants and/or representatives perform a review and to inspect the work papers generated by Buyer's accountants and/or representatives. All the above described consideration is hereinafter referred to as the "Purchase Price."

     5. ASSUMED LIABILITIES. At Closing, Buyer shall assume the certain debts, liabilities and obligations of Seller as described in Exhibit "C" attached hereto and made a part hereof and only those certain debts, liabilities and obligations to the extent and only in the amount the same shall be outstanding at Closing and listed in Exhibit "C" hereto. All of the debts, liabilities and obligations set forth in Exhibit "C" are hereinafter referred to collectively as the "Assumed Liabilities."

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     6.   EXCLUDED LIABILITIES.  Buyer shall not be obligated with respect to any Assumed Liabilities listed in Exhibit "C" hereto except to the extent that it constitutes a valid and legally enforceable claim against Seller. Except for the Assumed Liabilities specifically assumed by Buyer as set forth in Paragraph 5 herein, Buyer is not assuming any other debts, liabilities or obligations of Seller including, but not limited to, the debts, liabilities or obligations set forth in Exhibit "D" hereto. The debts, liabilities, and obligations of Seller referred to in this Paragraph 6 and set forth in Exhibit "D" which are not being assumed by Buyer as aforesaid are hereinafter referred to as the "Excluded Liabilities." Seller shall pay the Excluded Liabilities when due.

     7. PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated as set forth in Exhibit "E" hereto. The Assumed Liabilities shall be allocated by Seller, Guarantor and Buyer based upon the individual debt, liability or obligation as determined upon the date of Closing. Seller, Guarantor and Buyer acknowledge that Exhibit "E" hereto is a proper allocation of the Purchase Price and of the Assumed Liabilities and that Seller, Guarantor and Buyer each agree that they will not take any position inconsistent with this allocation in preparing financial statements, tax returns, reports to stockholders or governmental authorities or otherwise which relate to the transactions evidenced by this Agreement. Seller, Guarantor and Buyer shall agree to the allocations required under Section 1060 of the Internal Revenue Code of 1986, as amended, and Seller and Buyer will each file Internal Revenue Service Form 8594 reflecting the final agreed upon Purchase Price allocation.

     8. BILLS OF SALE/ASSIGNMENTS. At the Closing, Seller shall execute an Assignment or Bill of Sale relating to the Assets. Seller shall likewise assign to Buyer any necessary Certificates of Title, Certificates of Origin for the Assets and such other documents or instruments that Buyer reasonably believes are necessary to vest in Buyer marketable title to the Assets. Subsequent to the Closing, Seller and Guarantor shall execute such other documents as may be reasonably required to vest in Buyer marketable title to the Assets and to consummate the transactions contemplated herein.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER AND GUARANTOR. As the basis upon which this Agreement is made, Buyer hereby relies upon, and Seller and Guarantor, jointly and severally, hereby represent and warrant to Buyer as of the date of this Agreement and as of the date of Closing, as follows:

     (a) INCORPORATION, CORPORATE POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full right, power, authority and capacity to own its properties, to conduct its business, to execute this Agreement, to perform its obligations hereunder and to enter into the transactions contemplated hereby. The execution, delivery and performance of this Agreement is not prohibited by, and will not be in violation of, any agreement or instrument to which Seller or its officers and directors are a party or by which they are bound.

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     (b)  AUTHORIZATION.  Prior to the Closing, the Board of Directors of Seller
          shall have duly approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and Seller shall have delivered to Buyer a certified copy of the corporate resolutions evidencing the same. The execution and delivery of this Agreement, the consummation of the transactions described herein, and the fulfillment of and compliance with the terms and provisions hereof have been duly authorized by Seller and do not violate any statute, rule, license, regulation, judicial or administrative order, award, judgment or decree applicable to Seller or its officers or directors or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller or any understanding, restriction, contract, license or indenture to which Seller is a party or by which Seller is affected or bound or which is applicable to any of the Assets. All consents, approvals, resolutions, authorizations, actions or orders required of Seller for the authorization, execution, and delivery of, and for the consummation of the transactions contemplated by, this Agreement have been obtained so that this Agreement and the transactions contemplated hereby are valid, binding and enforceable against Seller in accordance with its terms.

     (c) BOOKS AND RECORDS. The books and records of Seller are true, complete and correct in all material respects and there have been no material transactions involving the business of Seller with respect to the Assets which should have been set forth in such books and records and which have not been so set forth. Within a reasonable time prior to the Closing, Seller shall furnish to Buyer for its examination all the books, accounts and records of Seller which pertain to the Assets. No change or addition to the books and records of Seller has been made since the last date such books and records were furnished to Buyer, until and including the Closing, other than in the ordinary course of business.

     (d) ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no debts, obligations (including obligations as a guarantor) or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which are or could become a lien on the Assets, except as described elsewhere herein.

     (e) UNDISCLOSED TAX LIABILITY. All federal, state, county and local taxes and assessments which are or will be due and payable have been or will be duly reported, shall be fully paid and discharged by Seller as of the Closing and there are or will be no unpaid taxes which are or could become a lien on the Assets being transferred hereby. All tax returns of any kind required to be filed have been or will be filed and the taxes paid as accrued. Seller and Guarantor have no knowledge of any possible deficiency assessments in respect to any tax returns filed by Seller.

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     (f)  LITIGATION.  There are no actions, suits, or proceedings pending or threatened against Seller or affecting any of its properties, including the Assets, before any federal, state, municipal or other governmental agency or instrumentality, nor are Seller or Guarantor, or any of the officers or directors of Seller, aware of any facts which to it or their knowledge might result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree of any court or any such governmental agency or instrumentality.

     (g) TITLE TO PROPERTY. Seller has, or will have as of the date of Closing, good and marketable title to the Assets, free and clear of all liens, encumbrances, security interests, leases, equities or restrictions. Seller is not a party to nor bound by any agreement, deed, lease or other instrument which affects or impairs the Assets being transferred pursuant to this Agreement.

     (h) COMPLIANCE WITH LAWS. Seller has complied with and is now in compliance with, in all material respects, all laws, rules, regulations and orders materially affecting its business, operations and properties and the consummation of the transactions contemplated herein do not and will not violate any laws, rules, regulations or orders.

     (i) OTHER AGREEMENTS. Except as described elsewhere herein or in Exhibits "C" or "D" attached hereto, Seller is not a party to or bound by (whether written or oral) (i) any employment contracts or agreements, consulting or other similar formal agreement or any collective bargaining or labor agreements or any other agreement or arrangement with any officer, employee, sales representative, distributor, agent, manufacturer's representative or consultant or person serving in a similar capacity, with respect to compensation, which will not terminate as of the Closing, (ii) any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, or any vacation pay or severance pay or other incentive or welfare contract, plan or so-called fringe benefit agreement (whether formal or informal, written or oral), which will not terminate as of the Closing, (iii) any contract for the purchase of any materials, supplies, equipment or inventory, or for sale of any inventory (whether formal or informal, written or oral), except contracts entered into in the ordinary course of business which do not (as to contracts for purchase by Seller) involve an unperformed commitment,
          (iv) any lease or license to use any real or personal property (whether formal or informal, written or oral), or (v) any contract, agreement or other commitment requiring a payment by Seller after the date hereof (whether formal or informal, written or oral). Except as disclosed by Seller pursuant to Paragraph 6 hereof, Seller is not a party to or bound by any notes, loan agreements, operating leases, capitalized leases, letters of credit, commitments, guarantees, agreements or other arrangements relating to any indebtedness.

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     (j)  COMPLETENESS OF STATEMENTS.  None of the representations, covenants or warranties by Seller and/or Guarantor in this Agreement or in any other written instrument furnished to Buyer pursuant hereto or in connection herewith, contain any untrue statement of a material fact, any material misstatement of fact or omit to state a material fact necessary to make the statements herein or therein not misleading, which shall have a material adverse effect on the business or the Assets.

     (k) BROKER. No person, firm or corporation has acted in the capacity of broker or finder on Seller's or Guarantor's behalf to bring about the negotiation or consummation of this Agreement, and Seller and Guarantor, jointly and severally, agree to indemnify and hold Buyer harmless against any claims or liabilities asserted against Buyer by any person acting or claiming to act as a broker or finder on behalf of Seller or Guarantor.

     (l) ENVIRONMENTAL. There are no conditions existing or resulting from activities associated with Seller's activities, including without limitation matters relating to air, soil contamination and water pollution, solid wastes, toxic substances, occupational health studies, matters relating to waste disposal practices, groundwater and soil monitoring, written communication with federal, state and/or local environmental agencies or claims nor any existing, pending or anticipated violations, citations, claims or complaints relating to or resulting from activities associated with the business of Seller or environmental conditions existing at the Premises. There are no and have been no substances or conditions, in, on, under or emanating from the Premises including, without limitation, surface waters and subsurface waters thereof, which could support a claim or cause of action under any and all federal, state or local environmental statutes, ordinances, regulations or guidelines.

     (m) PRODUCT WARRANTIES, PRODUCT RETURN POLICIES AND SERVICE WARRANTIES. Seller does not utilize any product warranties, guarantees, product return policies, service warranties or service policies. There are no pending, threatened or suspected claims or demands seeking return, replacement and/or repair of products pursuant to warranties extended by Seller.

     (n) GOVERNMENTAL APPROVALS. The business of Seller as presently conducted does not require any approval of any governmental body, whether federal, state, local or foreign, which has not been obtained. The businesses of Seller as presently conducted in any jurisdiction meets all known and suspected applicable legal requirements of such jurisdiction and all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any governmental body to deny or rescind any approval for the conduct of the business of Seller. There is no known or suspected action or proceeding by any governmental body, including, but not limited to, safety or environmental investigations, pending or threatened against Seller or the Premises

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          relating to the conduct of its business, and there is no basis for any such action or proceeding.

     (o) DISCOUNTS. There are no outstanding discount and/or no value certificates, coupons or cards issued by the Seller.

     10. REPRESENTATIONS AND WARRANTIES OF BUYER. As the basis upon which this Agreement is made, Seller hereby relies upon, and Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the date of Closing, as follows:

     (a) INCORPORATION, CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full right, power, authority and capacity to own its properties, to conduct its business, to execute this Agreement, to perform its obligations hereunder and to enter into the transactions contemplated hereby. The execution, delivery and performance of this Agreement is not prohibited by, and will not be in violation of, any agreement or instrument to which Buyer or its officers and directors are a party or by which they are bound.

     (b) AUTHORIZATION. Prior to Closing, the Board of Directors of Buyer shall have duly approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions described herein, and the fulfillment of and compliance with the terms and provisions hereof have been duly authorized by Buyer and do not violate any statute, rule, license, regulation, judicial or administrative order, award, judgment or decree applicable to Buyer or its officers or directors or conflict with or cause default under or accelerate or create a liability under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Buyer or any agreement, understanding, restriction, contract, license or indenture to which Buyer is a party or by which Buyer is affected or bound. All consents, approvals, resolutions, authorizations, actions or orders required of Buyer for the authorization, execution, and delivery of, and for the consummation of the transactions contemplated by, this Agreement have been obtained so that this Agreement and the transactions contemplated hereby are valid, binding and enforceable against Buyer in accordance with its terms.

     11. OBLIGATIONS OF SELLER AND GUARANTOR/INDEMNITY. Seller and Guarantor, jointly and severally, hereby agree to indemnify Buyer and its affiliates from and against any and all losses, costs, expenses and claims of any nature whatsoever which heretofore may have arisen or which may hereafter arise out of
(i) the ownership, possession, use, transfer or sale of the Assets or the business conducted by Seller, Seller's employees, officers, directors, agents and representatives utilizing the Assets or business (including the previous sale of inventory and any resulting product liability) prior to and upon Closing, (ii) the nonpayment as of ninety (90) days from the date of this Agreement by any debtor of Seller relative to any account receivable, trade

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receivable, loan receivable and employee loan receivable that was assigned by
Seller to Buyer hereunder, and (iii) any breach of any representation, warranty or covenant of Seller or Guarantor set forth in this Agreement.

     12. OBLIGATIONS OF BUYER/INDEMNITY. Buyer hereby agrees to indemnify Seller from and against any and all losses, costs, expenses and claims of any nature whatsoever which may arise out of (i) any breach of any representation, warranty or covenant of Buyer set forth in this Agreement, and (ii) the ownership, possession, use, transfer or sale of the Assets or the business conducted by Buyer, Buyer's employees, officers, directors, agents and representatives utilizing the Assets or business after Closing.

     13. PRORATION OF TAXES. All taxes and assessments relating to the Assets and Assumed Liabilities for 1994 and prior years shall be paid by Seller, and the taxes and assessments relating to the Assets and Assumed Liabilities for 1995 shall be prorated as of the date of Closing, the said proration to be based on the 1994 taxes levied or assessments imposed. Buyer shall be responsible for all taxes and assessments or installments thereof coming due after Closing and relating to the period after Closing. Seller shall pay and discharge all other taxes relating to the Assets and Assumed Liabilities which accrue on or prior to the Closing or which otherwise relate to Seller's business.

     14. FEES AND EXPENSES. Seller, Guarantor and Buyer agree to bear their own expenses for any and all attorneys' fees and other costs involved in the preparation or negotiation of this Agreement and any other documents relating to the implementation and consummation of this transaction.

     15. CLOSING/POSSESSION. Seller, Guarantor and Buyer acknowledge and agree that time is of the essence of this Agreement. As a result, the closing of this Agreement shall take place at 3:00 p.m. on December 28, 1995, at the offices of Buyer, 110 West Third Street, Stillwater, Oklahoma 74074, or at such other time, date and place as shall be mutually satisfactory to the parties hereto. The parties agree that the effective date of the transactions contemplated herein shall be 11:45 p.m., December 31, 1995. Such effective date and time is referred to in this Agreement as the "Closing." Buyer shall be given possession of the Assets as of the Closing, the Purchase Price shall be paid Seller and risk of loss shall pass to Buyer as of the Closing.

     16. INTERIM COVENANTS. Between the date hereof and the Closing, Seller shall continue to operate its business utilizing the Assets in the ordinary course of business, except as specifically described herein.

     17. GOOD WORKING ORDER. Seller represents that the Assets to be purchased hereby are "in good working order, normal wear and tear excepted."

     18. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of each of the following conditions:

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     (a)  There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) makes the purchase by Buyer of the Assets illegal, or (ii) would impose limitations on the ability of Buyer effectively to exercise full rights of ownership of the Assets;

     (b) All of Seller's and/or Guarantor's representations and warranties set forth herein shall be true and correct, Seller and Guarantor shall have complied with all agreements and covenants set forth herein, and Buyer's due diligence investigation shall not have revealed any facts or circumstances which, in the reasonable opinion of Buyer, would make inadvisable the acquisition contemplated herein;

     (c) Seller shall have obtained an estoppel certificate and assignment of lease related to the real property lease of Seller concerning the Premises; and

     (d) Seller shall have allowed representatives of Buyer to make a physical inspection(s) of the Assets, Assumed Liabilities and the Premises and a review of the books, contracts, agreements, tax returns and other records of Seller and shall have furnished Buyer with such additional information as Buyer may have reasonably requested. The results of such due diligence investigation shall be satisfactory to Buyer and its counsel. If for any reason this Agreement is abandoned or terminated, Buyer acknowledges and agrees that it will not use or disclose any information obtained from Seller and that it will promptly return to Seller all materials obtained during the course of its investigation. Notwithstanding the foregoing, such a due diligence investigation shall not relieve Seller from making full, written disclosure to Buyer of the matters relative to the transaction contemplated hereby.

     19. CONDITIONS TO SELLER'S AND GUARANTOR'S OBLIGATION TO CLOSE. The obligation of Seller and Guarantor to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of each of the following conditions:

     (a) There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which makes the sale by Seller of the Assets illegal; and

     (b) All of Buyer's representations and warranties set forth herein shall be true and correct and Buyer shall have complied with all agreements and covenants set forth herein.

     20. ACCESS BY SELLER AND GUARANTOR. Buyer shall, for a period of five (5) years after the Closing, give to Seller and the Guarantor and their authorized representatives such access, during normal business hours at the Premises or Buyer's headquarters as determined by Buyer, to the books and records being transferred, conveyed and assigned to Buyer hereunder as may be reasonably required by Seller and Guarantor. Seller and Guarantor shall be entitled, at their

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own expense, to make extracts and copies of such books and records.  Anything contained herein to the contrary notwithstanding, Buyer shall not be obligated to give Seller and Guarantor or any such authorized representatives access to any proprietary or technical information, material relating to any period subsequent to the Closing or developed by Buyer at its expense or for its benefit, including, without limitation, tax returns for such subsequent periods, any appraisal of the Assets and/or any information or material developed by or for Buyer prior to or after the Closing. Buyer agrees it shall not, during such five (5) year period, destroy or cause to be destroyed any books or records without first advising Seller and Guarantor and giving Seller and Guarantor reasonable opportunity to obtain copies prior to such destruction of those materials to which Seller and Guarantor are entitled pursuant to this Paragraph 20 at Seller's and/or Guarantor's cost and expense.

     21. INSTRUMENTS GIVING CERTAIN ADDITIONAL POWERS AND RIGHTS; FURTHER ASSURANCES; ETC. Subject to the indemnification provision set forth in Paragraph 11 herein, at the Closing, Seller shall constitute and appoint Buyer, its successors and assigns, the true and lawful attorneys of Seller with full power of substitution, in the name of Buyer or the name of Seller, on behalf of and for the benefit of Buyer to collect all accounts receivable, trade receivables, notes receivable and employee loan receivables included with the Assets and other items being transferred, conveyed and assigned to Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of Seller for such purpose of collection, to institute and prosecute, in the name of Seller or otherwise but at the expense of Buyer, all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind or in or to the Assets being transferred, conveyed and assigned as provided herein, to defend and compromise any and all actions, suits or proceedings in respect of any of such Assets and Assumed Liabilities and to do all such acts and things in relation thereto as Buyer may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable as long as Seller is still an existing corporation. Seller further agrees that Buyer shall retain for Buyer's own account any amounts collected pursuant to the foregoing powers, and Seller shall pay to Buyer, if and when received, any amounts which shall be received by Seller after the Closing in respect of the Assets to be transferred, conveyed and assigned to Buyer as provided herein. Seller and Guarantor further agree that, at any reasonable time and from time to time after the Closing, they will, upon the request of Buyer, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better transferring, assigning, conveying, granting, assuring and confirming to Buyer, or for aiding and assisting in the collection of or reducing to possession by Buyer, the Assets, or to vest in Buyer good, indefeasible and marketable title to the Assets.

     22. AMENDMENT AND MODIFICATIONS. This Agreement may only be amended or modified in writing signed by the parties at any time prior to or upon the date of Closing with respect to any of the terms contained herein.

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     23.  WAIVER.  At any time prior to the Closing, the parties hereto may by mutual agreement (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and/or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by both parties hereto.

     24. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     25.  COUNTERPARTS.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26. HEADINGS. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas. Any legal action brought to enforce or construe this Agreement shall be brought in the courts located in Sedgwick County, Kansas, and Seller, Guarantor and Buyer hereby agree to the jurisdiction of such courts and agree that they will not invoke the doctrine of FORUM NON CONVENIENS or other similar defenses.

     28. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     29. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS. The obligations, covenants, agreements, representations, warranties and indemnifications included or provided for herein or in any exhibit, certificate or other document delivered pursuant to this Agreement shall survive the date of Closing.

     30. EMPLOYEES. At the close of business on the date of Closing, Seller shall terminate all of its employees. Buyer intends to, but is not obligated to, hire some of the employees of Seller.

     31. SALES TAXES. The Seller shall pay any and all local, city, county, state and federal sales taxes due to or as a result of the transactions contemplated herein.

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

     32. NOTICES. All notices hereunder shall be deemed if in writing and delivered personally or sent by registered mail or certified mail, return receipt requested, to the parties at the following addresses, or at such other addresses as shall be specified by like notice:

     If to Seller:            Central & Ridge Yogurt, Inc.
                              P. O. Box 781507
                              Wichita, Kansas  67278
                              ATTN:  Paul R. Hoover, President

     If to Buyer:             New York Bagel Enterprises, Inc.
                              300 IMA Plaza
                              250 North Water
                              Wichita, Kansas  67202
                              ATTN:  Robert J. Geresi, President

     If to Paul R. Hoover:    Paul R. Hoover
                              1600 Freedom Road
                              Wichita, Kansas  67230

Any notice given by mail shall be effective two days after deposit in the United States mail. Any notice given by facsimile or overnight delivery shall be effective upon the day after transmission or deposit.

     33. PUBLIC ANNOUNCEMENTS. The parties agree that all statements and/or public announcements, including those to the media, concerning this transaction shall be subject to prior mutual written approval by the parties.

     34. GUARANTOR. Realizing that Seller may be dissolved shortly after Closing, whether or not such dissolution takes place, and in addition to the specific representations, warranties, obligations, indemnifications, covenants and agreements of Guarantor herein, Guarantor hereby agrees to perform and/or pay after Closing, as applicable, any and all representations, warranties, obligations, indemnifications, covenants and agreements of Seller herein.

     35. EXHIBITS. The Exhibits hereto form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                              NEW YORK BAGEL ENTERPRISES, INC.



                              By__________________________________________
                                 Robert J. Geresi, President

                                        "BUYER"


                              CENTRAL & RIDGE YOGURT, INC.



                              By__________________________________________
                                 Paul R. Hoover, President

                                        "SELLER"



                              ____________________________________________
                              PAUL R. HOOVER

                                        "GUARANTOR"




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